SECURITIES AND EXCHANGE COMMISSION

                           Washington, D. C.  20549



                                 ------------

                                   FORM 8-K/A

                                 ------------

                                 AMENDMENT No. 1


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934



      Date of Report (Date of earliest event reported): December 24, 1997
      -------------------------------------------------------------------



                       TEXAS INSTRUMENTS INCORPORATED
           ------------------------------------------------------
           (Exact name of Registrant as specified in its charter)



                   Delaware                          1-3761
           ------------------------           ---------------------
           (State of Incorporation)           (Commission File No.)



                                  75-0289970
                     ------------------------------------
                     (I.R.S. Employer Identification No.)



                        13500 North Central Expressway
              P. O. Box 655474, Dallas, Texas        75265-5474
             ----------------------------------------------------
             (Address of principal executive offices)  (Zip Code)



       Registrant's telephone number, including area code:  972-995-3773
       -----------------------------------------------------------------


This amendment to Texas Instruments Incorporated (the "Registrant") Form 8-K dated December 24, 1997 is being filed to provide the information required by
Item 7, Financial Statements and Pro Forma Financial Information, which pursuant to Item 7(a)(4) of Form 8-K permits the Registrant to file the required financial statements of the business acquired and pro forma financial information within 60 days of the due date of the original Form 8-K.


ITEM 2.  Acquisition or Disposition of Assets.

         As previously announced, an Agreement and Plan of Merger (the "Merger Agreement") by and among Texas Instruments Incorporated, a Delaware corporation (the "Company"), DSL Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of the Company (the "Sub"), and Amati Communications Corporation, a Delaware corporation ("Amati"), was entered into on November 19, 1997. Pursuant to the Merger Agreement, Sub commenced on November 25, 1997 a tender offer (the "Offer") for all outstanding shares of Common Stock of Amati (the "Shares") at a price of $20.00 per share, net to the seller in cash, without interest. The Offer expired at 12:00 midnight, New York City time, on December 23, 1997. Following the expiration of the Offer, Sub accepted for payment 15,290,381 Shares (approximately 77.0% of the issued and outstanding Shares) validly tendered and not withdrawn pursuant to the Offer, which number gives effect to the failure of a number of Shares of Common Stock to be delivered in accordance with guaranteed delivery procedures.

        On February 27, 1998, pursuant to the terms and conditions of the Merger Agreement, Sub was merged with and into Amati such that Amati became a wholly-owned subsidiary of the Company, and Sub ceased to exist as an independent entity (the "Merger"). Each Share issued and outstanding immediately prior to the Effective Time (as defined in the Merger Agreement) (other than Shares owned by the Company, Sub or any wholly-owned subsidiary of the Company, or Shares held by dissenting stockholders who properly exercised and perfected their appraisal rights under Section 262 of the General Corporation Law of the State of Delaware) was, by virtue of the Merger, converted into the right to receive $20.00 in cash. Each Share held by the Company, Sub or any wholly-owned subsidiary of the Company immediately prior to the Effective Time was, by virtue of the merger, cancelled and retired and ceased to exist. Simultaneously, each share of the common stock, par value $.01 per share, of Sub was, by virtue of the Merger, converted into one share of the common stock of Amati. Accordingly, the Company owns 1,000 shares of the common stock of Amati, which is 100% of the outstanding common stock thereof. A press release relating to the foregoing is filed as Exhibit
99.2 hereto and is incorporated by reference herein.

ITEM 7.  Financial Statements and Pro Forma Financial Information

          (a) Statement of Operations of Business Acquired.

              (1) Audited Financial Information
                  Amati Communications Corporation Consolidated Balance Sheets as of August 2, 1997 and July 27, 1996, and Consolidated Statements of Operations, Stockholders' Equity and Cash Flows for the three years ended August 2, 1997, July 27, 1996, and July 29, 1995.

              (2) Unaudited Financial Information
                  Amati Communications Corporation Unaudited Consolidated Condensed Balance Sheet as of November 1, 1997 and Statements of Operations and Cash Flows for the three months ended November 1, 1997 and November 2, 1996.

          (b) Pro Forma Financial Information.

              (1) Texas Instruments Incorporated Pro Forma Condensed Combined
                  Statement of Operations (unaudited) for the year ended December 31, 1997.

The pro forma condensed combined statement of operations (unaudited) for the year ended December 31, 1997 gives effect to the acquisition of Amati Communications Corporation by the Company as if the acquisition had occurred on January 1, 1997.

The pro forma information is based upon the historical financial information of the companies. This pro forma statement may not be indicative of the results that actually would have occurred if the combination had occurred on the date indicated or which may be obtained in the future.

The pro forma financial statement should be read in conjunction with the financial statements and notes thereto of Texas Instruments Incorporated and Amati Communications Corporation.

          (c) Exhibits

           Designation of
            Exhibit in
            this Report                     Description of Exhibit
           ---------------                  ----------------------


                99.2                        Press release dated February 27,
                                            1998.



                                  SIGNATURE
                                  ---------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                  TEXAS INSTRUMENTS INCORPORATED



                                  By /s/ WILLIAM A. AYLESWORTH
                                     ------------------------------
                                      William A. Aylesworth
                                      Senior Vice President, Treasurer
                                      and Chief Financial Officer



Date:  March 9, 1998


Audited Financial Information
Amati Communications Corporation Consolidated Balance
Sheets as of August 2, 1997 and July 27, 1996, and
Consolidated Statements of Operations, Stockholders'
Equity and Cash Flows for the three years ended August
2, 1997, July 27, 1996, and July 29, 1995.


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of Amati Communications Corporation:

    We have audited the accompanying consolidated balance sheets of Amati Communications Corporation (a Delaware corporation) and subsidiaries as of August 2, 1997 and July 27, 1996, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years ended August 2, 1997, July 27, 1996, and July 29, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, on all material respects, the financial position of Amati Communications Corporation and subsidiaries as of August 2, 1997 and July 27, 1996, and the results of their operations and their cash flows for each of the three years ended August 2, 1997, July 27, 1996, and July 29, 1995 in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

San Jose, California
September 30, 1997

                        AMATI COMMUNICATIONS CORPORATION

                          CONSOLIDATED BALANCE SHEETS

                                                              JULY 27,     AUGUST 2,
                                                                1996          1997
                                                            ------------  ------------
                                                              (DOLLARS IN THOUSANDS)
                                        ASSETS
Current assets:
  Cash and cash equivalents...............................  $        886  $       791
  Short-term investments..................................       --               709
  Accounts receivable, less allowance of $30 in 1996 and
    1997..................................................         1,524        1,369
  Stock subscriptions receivable..........................       --             2,500
  Inventories:
    Finished goods........................................             1          448
    Work in process.......................................           890        1,783
    Purchased parts.......................................           725          824
                                                            ------------  ------------
                                                                   1,616        3,055
                                                            ------------  ------------
  Other current assets....................................         1,156          858
                                                            ------------  ------------
    Total current assets..................................         5,182        9,282
                                                            ------------  ------------
Equipment and leasehold improvements, at cost:
    Machinery and equipment...............................         3,436        7,366
    Furniture and fixtures................................           187          161
    Leasehold improvements................................           532        1,862
                                                            ------------  ------------
                                                                   4,155        9,389
Less: Accumulated depreciation and amortization...........        (3,096)      (3,588 )
                                                            ------------  ------------
  Equipment and leasehold improvements, net...............         1,059        5,801
                                                            ------------  ------------
    TOTAL ASSETS..........................................  $      6,241  $    15,083
                                                            ------------  ------------
                                                            ------------  ------------
                         LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current maturities of capitalized lease obligations.....  $    --       $       728
  Trade accounts payable..................................           486        2,499
  Accrued expenses........................................         1,429        1,714
  Deferred revenue........................................           157          148
  Notes payable--bank.....................................       --               428
  Notes payable--other....................................           395      --
                                                            ------------  ------------
    Total current liabilities.............................         2,467        5,517
                                                            ------------  ------------
Long-term liabilities:
  Long term portion of deferred revenue...................         1,800        2,000
  Capitalized lease obligations, less current
    maturities............................................       --             2,086
  Obligations under lease commitments.....................           294          454
                                                            ------------  ------------
    Total long-term liabilities...........................         2,094        4,540
                                                            ------------  ------------
Commitments (Note 9)
Stockholders' equity:
  Preferred stock--par value $100 per share
    Authorized--5,000 shares
    Outstanding--none.....................................       --           --
  Common stock--par value $.20 per share
    Authorized--45,000,000 shares
    Outstanding--17,692,802 shares in 1996 and 19,692,895
     shares in 1997.......................................         3,539        3,939
  Additional paid-in capital..............................        57,631       72,820
  Accumulated deficit.....................................       (59,490)     (71,733 )
                                                            ------------  ------------
    Total Stockholders' equity............................         1,680        5,026
                                                            ------------  ------------
    TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY............  $      6,241  $    15,083
                                                            ------------  ------------
                                                            ------------  ------------

  The accompanying notes are an integral part of these consolidated balance sheets.

                        AMATI COMMUNICATIONS CORPORATION

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                        FOR THE YEARS ENDED
                                                                                 ---------------------------------
                                                                                 JULY 29,    JULY 27,   AUGUST 2,
                                                                                   1995        1996        1997
                                                                                 ---------  ----------  ----------
                                                                                          (IN THOUSANDS,
                                                                                     EXCEPT PER SHARE AMOUNTS)
Net sales......................................................................  $  12,040  $   12,085  $   13,200
Cost of sales..................................................................      6,716       7,404       9,554
                                                                                 ---------  ----------  ----------
  Gross margin.................................................................      5,324       4,681       3,646
                                                                                 ---------  ----------  ----------
Operating expenses:
  Research and development.....................................................      1,595       3,837       8,335
  Marketing and sales..........................................................        861         953       2,868
  General and administrative...................................................      1,229       2,519       4,479
  Write off of acquired in-process research and development....................     --          31,554      --
                                                                                 ---------  ----------  ----------
    Total operating expenses...................................................      3,685      38,863      15,682
                                                                                 ---------  ----------  ----------
  Income (loss) from operations................................................      1,639     (34,182)    (12,036)
                                                                                 ---------  ----------  ----------
Other income (expense):
  Interest income..............................................................        301         168         116
  Interest expense.............................................................         (7)        (21)       (323)
                                                                                 ---------  ----------  ----------
    Total other income (expense)...............................................        294         147        (207)
                                                                                 ---------  ----------  ----------
Income (loss) before provision for income taxes................................      1,933     (34,035)    (12,243)
  Provision for income taxes...................................................         97          43      --
                                                                                 ---------  ----------  ----------
NET INCOME (LOSS)..............................................................  $   1,836  $  (34,078) $  (12,243)
                                                                                 ---------  ----------  ----------
                                                                                 ---------  ----------  ----------
NET INCOME (LOSS) PER SHARE....................................................  $     .16  $    (2.21) $     (.66)
                                                                                 ---------  ----------  ----------
                                                                                 ---------  ----------  ----------
WEIGHTED AVERAGE NUMBER OF COMMON SHARES AND COMMON SHARE EQUIVALENTS..........     11,491      15,448      18,641
                                                                                 ---------  ----------  ----------
                                                                                 ---------  ----------  ----------

  The accompanying notes are an integral part of these consolidated financial statements.

                        AMATI COMMUNICATIONS CORPORATION

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                      FOR THE YEARS ENDED AUGUST 2, 1997
                                                           ---------------------------------------------------------
                                                               COMMON STOCK
                                                           --------------------   PAID-IN   ACCUMULATED
                                                            SHARES     AMOUNT     CAPITAL     DEFICIT       TOTAL
                                                           ---------  ---------  ---------  ------------  ----------
                                                                                (IN THOUSANDS)
Balance, July 30, 1994...................................     11,956  $   2,391  $  33,649   $  (27,248)  $    8,792
  Exercise of employee stock options.....................        150         30        132       --              162
  Stock repurchase.......................................       (537)      (107)      (457)      --             (564)
  Net income.............................................     --         --         --            1,836        1,836
                                                           ---------  ---------  ---------  ------------  ----------
Balance, July 29, 1995...................................     11,569  $   2,314  $  33,324   $  (25,412)  $   10,226
  Exercise of employee stock options.....................      1,238        248      1,327       --            1,575
  Exercise of warrants from merger.......................        231         46        (46)      --           --
  Issuance of shares from merger.........................      4,655        931     23,026       --           23,957
  Net loss...............................................     --         --         --          (34,078)     (34,078)
                                                           ---------  ---------  ---------  ------------  ----------
Balance, July 27, 1996...................................     17,693  $   3,539  $  57,631  $   (59,490 ) $    1,680
  Exercise of employee stock options.....................        596        119        725      --               844
  Exercise of warrants from merger.......................        161         32         (7)     --                25
  Equity financing, net of offering costs of $280........      1,243        249     14,471      --            14,720
  Net loss...............................................     --         --         --          (12,243 )    (12,243)
                                                           ---------  ---------  ---------  ------------  ----------
                                                           ---------  ---------  ---------  ------------  ----------
BALANCE, AUGUST 2, 1997..................................     19,693  $   3,939  $  72,820  $   (71,733 ) $    5,026
                                                           ---------  ---------  ---------  ------------  ----------
                                                           ---------  ---------  ---------  ------------  ----------

  The accompanying notes are an integral part of these consolidated financial statements.

                        AMATI COMMUNICATIONS CORPORATION

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                         FOR THE YEARS ENDED
                                                                                  ---------------------------------
                                                                                  JULY 29,    JULY 27,   AUGUST 2,
                                                                                    1995        1996        1997
                                                                                  ---------  ----------  ----------
                                                                                           (IN THOUSANDS)
Cash Flows from Operating Activities:
Net income (loss)...............................................................  $   1,836  $  (34,078) $  (12,243)
  Adjustments to reconcile net income (loss) to net cash provided by (used for)
    operating activities:
    Depreciation and amortization...............................................        678         846       1,422
    Provision for bad debts.....................................................     --              20      --
    Loss on retirement of capital equipment.....................................         41         153          63
    Write off of in-process research and development............................     --          31,554      --
  Changes in assets and liabilities:
    Decrease (increase) in accounts receivable..................................       (528)      1,340         155
    Increase in inventories.....................................................        (33)       (189)     (1,439)
    Decrease (increase) in other assets.........................................       (316)       (194)         62
    Increase (decrease) in accounts payable & accrued expenses..................       (315)       (599)      2,288
    Decrease in other liabilities...............................................       (124)     --            (235)
                                                                                  ---------  ----------  ----------
      Total adjustments.........................................................       (597)     32,931       2,316
                                                                                  ---------  ----------  ----------
NET CASH PROVIDED BY (USED FOR) OPERATING ACTIVITIES............................      1,239      (1,147)     (9,927)
                                                                                  ---------  ----------  ----------
Cash Flows from Investing Activities:
  Advances to Old Amati and acquisition costs...................................     (3,240)     (2,266)     --
  Capital expenditures..........................................................        (61)       (757)     (2,469)
  Purchase of short-term investments............................................     (5,862)     --          (3,893)
  Proceeds from sale of investments.............................................      8,829       2,425       3,184
                                                                                  ---------  ----------  ----------
NET CASH USED FOR INVESTING ACTIVITIES..........................................       (334)       (598)     (3,178)
                                                                                  ---------  ----------  ----------
Cash Flows from Financing Activities:
  Equity financing, net of offering costs of $280...............................     --          --          12,220
  Proceeds from the exercise of stock options...................................        162       1,575         844
  Proceeds from the exercise of treasury warrants...............................     --          --              25
  Borrowings--bank line of credit...............................................     --          --             428
  Payments on capital lease obligation..........................................        (82)        (10)       (507)
  Stock repurchase..............................................................       (564)     --          --
                                                                                  ---------  ----------  ----------
NET CASH PROVIDED BY (USED FOR) FINANCING ACTIVITIES............................       (484)      1,565      13,010
                                                                                  ---------  ----------  ----------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS............................        421        (180)        (95)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD................................        645       1,066         886
                                                                                  ---------  ----------  ----------
CASH AND CASH EQUIVALENTS AT END OF PERIOD......................................  $   1,066  $      886  $      791
                                                                                  ---------  ----------  ----------
                                                                                  ---------  ----------  ----------

  The accompanying notes are an integral part of these consolidated financial statements.

                      AMATI COMMUNICATIONS CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                 AUGUST 2, 1997

NOTE 1  OPERATIONS, LIQUIDITY AND PROPOSED MERGER OF THE COMPANY

OPERATIONS

    Amati Communications Corporation ("Amati" or the "Company") is a leading developer of advanced transmission equipment utilizing Discrete Multi-tone ("DMT") technology for the Asymmetrical Digital Subscriber Line ("ADSL"), Very high-speed Digital Subscriber Line ("VDSL") and cable modem markets. The Company is the holder of the ADSL/DMT patents and has licensed the technology to companies such as Motorola, NEC, Nortel and Analog Devices, Inc. The Company is also a provider of network connectivity systems for the internetworking and OEM marketplaces, which include local area network gateways, client-based workstation software and network data communications interfaces. The Company is subject to a number of risks, including dependence on key employees for technology development and support, dependence on a few significant customers, potential competition from larger more established companies, and its ability to obtain adequate financing to support its growth.

    On November 28, 1995, the Company and Amati Communications Corporation ("Old Amati"), a privately held Mountain View, California based company completed a merger (the "Merger") by which Old Amati became a wholly-owned subsidiary of the Company. Effective as of the Merger, the Company's name was changed to Amati Communications Corporation and its common stock began trading on the Nasdaq National Market under the symbol "AMTX".

LIQUIDITY

    In October 1996, the Company entered into an Investment Agreement (the "Investment Agreement") with Quantum Industrial Partners LDC, S-C Phoenix Holdings, L.L.C., Winston Partners, L.P., Winston Partners II LDC and Winston Partners II L.L.C. (collectively, the "Investors") which provided to the Company $15 million in equity financing in exchange for the issuance of Company's Common Stock and warrants (the "Warrants") to purchase up to 600,000 shares of Company's Common Stock. The Warrants were issued on October 3, 1996 and are exercisable at any time between December 17, 1996 and December 17, 2001. Warrants to purchase up to 300,000 shares are exercisable at $17.45 per share; Warrants to purchase the other 300,000 shares are exercisable at $25 per share.

    As of August 2, 1997, the Company has received $12,500,000 pursuant to this Investment Agreement and recorded a Stock Subscription Receivable of $2,500,000. In exchange for the $15,000,000 investment in the Company, the Investors received an aggregate of 1,242,915 shares of the Company's Common Stock. The Warrants and Common Stock issued in connection with the Investment Agreement were exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), pursuant to the exemption under Section 4(2) of the Securities Act. The resale of the shares of Common Stock issued to the Investors, and the 600,000 shares of Common Stock issuable on exercise of the Warrants, has been registered by the Company on behalf of the Investors. On August 7, 1997, the Company received the final $2,500,000 take down in equity financing.

    The Company's ability to meet its future capital requirements will depend on many factors, including sales levels, progress in research and development programs, the establishment of collaborative agreements, and costs of manufacturing facilities and commercialization activities. While the Company anticipates that the funding available under the line of credit, capital lease line and a loan agreement entered into with Westell Technologies, Inc. (further discussed) will be sufficient to meet its capital requirements through the fiscal year, the Company may require funding in addition to that available under these

                        AMATI COMMUNICATIONS CORPORATION

                                 AUGUST 2, 1997

NOTE 1 OPERATIONS, LIQUIDITY AND PROPOSED MERGER OF THE COMPANY (CONTINUED) agreements, and may seek additional funding through collaborative agreements or through public or private sale of securities prior to the commercialization of its ADSL products.

PROPOSED MERGER

    On September 30, 1997, the Company and Westell Technologies, Inc. entered into an Agreement and Plan of Merger whereby Amati will become a wholly owned subsidiary of Westell Technologies, Inc., Westell Technologies, Inc., headquartered in Aurora, Illinois, is a holding company for Westell, Inc., a world-wide manufacturer of XDSL systems, Conference Plus, Inc., a multi-point telecommunications service bureau specializing in conferencing, and Westell World Wide Services, Inc., a service provider of engineering, installation and network management. Pursuant to the Agreement and Plan of Merger, and subject to the approval of the transaction by the respective stockholders of both companies, holders of outstanding Amati Common Stock will receive in exchange for each share of Amati Common Stock, 0.9 shares of Westell Class A Common Stock.

    Pursuant to the Agreement and Plan of Merger with Westell Technologies, Inc. dated September 30, 1997 and under the provisions of a Loan and Security Agreement, Westell Technologies, Inc. can extend financing to the Company of up to $5,000,000 secured by a promissory note due on or before September 30, 1999 with interest payable at the following rates: prime plus 2% for the first $1 million and prime plus 2 1/2% for all borrowings in excess of $1 million.

NOTE 2  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CONSOLIDATION

    The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated.

INVENTORIES

    Inventories are stated at the lower of cost (first-in, first-out) or market, and include materials, labor and manufacturing overhead. Inventory is valued at currently adjusted standards which approximate actual costs on a first-in, first-out basis.

DEPRECIATION AND AMORTIZATION

    Depreciation and amortization are provided using the straight-line method over the estimated useful lives of the related assets. Machinery and equipment and furniture and fixtures generally have lives ranging from 3 to 5 years. Leasehold improvements are depreciated over the shorter of the lease term or the useful life.

SOFTWARE DEVELOPMENT COSTS

    The Company capitalizes software development costs in accordance with Statement of Financial Accounting Standards No. 86 ("SFAS 86"). The capitalization of these costs begins when technological feasibility of the related product has been achieved, which has been defined as the point in time that the Company has developed a beta version of the software product. Capitalization ends when the product is

                        AMATI COMMUNICATIONS CORPORATION

                                 AUGUST 2, 1997

NOTE 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) available for general release to customers. Amortization is computed on an individual product basis and is the greater of (a) the ratio of current gross revenues for a product to the total current and anticipated future gross revenues for that product or (b) the straight-line method over the estimated economic life of the product. Currently the Company is using an estimated economic life of three years for all capitalized software costs.

    In fiscal 1995, 1996 and 1997, there was no capitalization of software development costs as the criteria for capitalization had not been met. Amortization of capitalized software development costs charged to cost of sales was $310,000 in fiscal 1995 and $246,000 in fiscal 1996 and 1997.

ACCRUED EXPENSES

    Accrued expenses include the following:

                                                                           JULY 27,    AUGUST 2,
                                                                             1996        1997
                                                                           ---------  -----------
Accrued employee compensation............................................  $     793   $   1,035
Other....................................................................        636         679
                                                                           ---------  -----------
                                                                           $   1,429   $   1,714
                                                                           ---------  -----------
                                                                           ---------  -----------

REVENUE RECOGNITION

    The Company generally recognizes revenue from product sales upon shipment to the customer. Revenues from software and engineering development services are recognized as the Company performs the services in accordance with contract terms. Revenues from maintenance and extended warranty agreements are recognized ratably over the term of the agreement. The Company also licenses products to OEMs and recognizes royalties as specified in the license agreement when shipment of the licensed product by the OEM is reported to the Company. Service maintenance, warranty and support revenues accounted for less than 1% of the Company's total revenues.

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

    For purposes of the Statements of Cash Flows, cash and cash equivalents are defined as cash in banks and highly liquid investments with original maturity dates of three months or less.

    Capital lease obligations of $3,307,000 were incurred in fiscal 1997 when the Company entered into equipment and furniture capital leases. Cash paid for interest was $7,000, $56,000 and $317,000 for the fiscal years 1995, 1996 and 1997, respectively. Cash paid for income taxes were $20,000, $73,000 and $46,000 for fiscal years 1995, 1996 and 1997, respectively.

SHORT TERM INVESTMENTS

    In accordance with SFAS No. 115, the Company has classified all of its marketable debt securities as held-to-maturity, and has accounted for these investments at amortized cost. Accordingly, no adjustment for unrealized holding gains or losses has been reflected in the Company's financial statements. At August 2, 1997, the Company's held-to-maturity securities of $709,000 consisted of certificates of deposits

                        AMATI COMMUNICATIONS CORPORATION

                                 AUGUST 2, 1997

NOTE 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) with contractual maturities of less than twelve months and the carrying amount of these investments approximated market value. These funds, in the form of standby letters of credit, are restricted as a compensating balance for capital lease not under the lease line.

FUNDED DEVELOPMENT AGREEMENTS

    The Company has entered into certain funded development arrangements with IBM. These arrangement typically provide funding to the Company to develop on a best efforts basis certain products or product enhancements which IBM is interested in reselling to its customers. Under these arrangements, the Company retains the rights to manufacture the developed products and IBM purchases the manufactured products from the Company for distribution to IBM's customers. The arrangements typically include a minimum purchase commitment by IBM if the development is successful. Costs under these agreements are deferred until the related development revenues are recognized. Revenues under these agreements are generally recognized when certain contractual milestones are met. Total revenues recognized under these agreements were $276,000, $419,000 and $341,000 in fiscal 1995, 1996 and 1997, respectively.

USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

LONG-LIVED ASSETS

    Effective July 28, 1996, the Company adopted Statement of financial Accounting Standards No. 121 ("SFAS No. 121"), ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF. The adoption of SFAS No. 121 did not have a material impact on the results of operations or the financial position of the Company.

STOCK COMPENSATION

    Effective July 28, 1996, the Company adopted the disclosure provisions of Statement of Financial Accounting Standards No. 123 ("SFAS No. 123"), ACCOUNTING FOR STOCK-BASED COMPENSATION. In accordance with the provisions of SFAS No. 123, the Company applies APB Opinion 25 and related interpretations in accounting for its stock option plans. Note 6 of these Consolidated Financial Statements contains a summary of the pro forma effects on reported net income and earnings per share for fiscal 1997 and 1996 based on the fair value of the options granted at grant date as prescribed by SFAS No. 123.

RECENT ACCOUNTING PRONOUNCEMENTS

    In June 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 130 ("SFAS No. 130"), REPORTING COMPREHENSIVE INCOME, which becomes effective for fiscal years beginning after December 15, 1997. The adoption of SFAS No. 130 is not expected to have a material impact on the results of operations or the financial position of the Company.

                        AMATI COMMUNICATIONS CORPORATION

                                 AUGUST 2, 1997

NOTE 2  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    Also in June 1997, the FASB issued Statement of Financial Accounting Standards No. 131 ("SFAS No. 131"), DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION, which becomes effective for fiscal years beginning after December 15, 1997. The Company has yet to determine the impact, if any, of adoption of this new pronouncement.

RECLASSIFICATION

    Prior years' amounts in the Consolidated Financial Statements have been reclassified where necessary to conform to the fiscal 1997 presentation.

NOTE 3  CONCENTRATIONS OF CREDIT RISK AND MAJOR CUSTOMERS

    Financial instruments which may potentially subject the Company to a concentration of credit risk principally consist of accounts receivable. The Company generally does not require collateral on accounts receivable as the majority of the Company's customers are large, well established companies.

    Sales of the Overture 4 and Overture 8 series of ADSL transceivers were $999,000 and $819,000, respectively, in fiscal 1996 and $12,000 and $1,880,000, respectively, in fiscal 1997. In the Company's VDSL technology, revenues recognized during the current fiscal year of $3,500,000 related primarily to contract revenues under a joint development agreement with NEC Japan.

    The Company also designs, manufactures and markets data communications equipment and provides technical support and maintenance services related thereto. Sales to IBM as a percent of net sales were 83%, 69% and 51% in fiscal 1995, 1996 and 1997, respectively. The Company has a concentration of accounts receivable with IBM of $600,000 as of August 2, 1997. In February 1997, the Company signed an extended contract with IBM for the development and manufacture of its next generation internetworking products. The Company expects that IBM will continue to account for a substantial portion of its revenues until development and commercialization of its ADSL products are completed.

    Export sales of connectivity products, primarily to Western Europe and Canada in fiscal 1995, 1996 and 1997, represented 1-2% of total net sales. Shipments of the Overture series of transceivers primarily to the countries of Germany, Netherlands, France, Finland and Canada accounted for 11% of total revenues in fiscal 1997.

NOTE 4  LICENSE AGREEMENTS

    The Company has certain license agreements (the "Original Agreements") with Stanford University and University Ventures II, a California limited investment partnership, whereby it was granted exclusive worldwide rights to core technology and was required to further develop commercial applications and licensed products in the field of use to maintain these agreements. In exchange for the Original Agreements, the Company agreed to issue 125,000 shares of Series A convertible preferred stock to each licensor and pay certain royalties on revenue generated from the licensed technology. Both Original Agreements contained anti-dilution provisions in the event the Company raised capital from the sale of stock. The term of the Original Agreements extends to the last expiration date of the licensed patents. The Company accounted for the license agreements as a transfer of non-monetary assets from its founders and recorded the license at the transferor's historical cost basis of zero. On May 1, 1994, the Original Agreement with Stanford University was revised to include a one-time fee of $250,000 and an annual

                        AMATI COMMUNICATIONS CORPORATION

                                 AUGUST 2, 1997

NOTE 4  LICENSE AGREEMENTS (CONTINUED)
license maintenance fee of $25,000. The revised Original Agreements provide for Stanford University to receive higher royalties on the Company's revenues. Stanford University may terminate the agreement if the Company fails to remedy any conditions causing default, breach or incorrect reporting under the terms and conditions of the license agreement within thirty days.

NOTE 5  NOTES PAYABLE

    The Company had notes payable in the amount of $395,000 at July 27, 1996. All outstanding notes of $395,000 plus interest of $103,000 were paid on January 31, 1997.

    The Company has a revolving line of credit agreement with a bank which expires on April 25, 1998. The agreement provides for borrowings up to $2,000,000 at the bank's prime rate plus .75% (9.25 % at August 2, 1997). The line of credit is collateralized by the accounts receivable of the Company. As of August 2, 1997, borrowings under this agreement were $428,000. Borrowings under this agreement are subject to certain debt covenants. At August 2, 1997, the Company was out of compliance with certain of these covenants relating to quick ratios and debt to net worth ratios. Acknowledging however, that with the $2,500,000 of cash received on August 7, 1997 from stock subscriptions receivable shown on the balance sheet as of fiscal 1997 year-end the Company will be in compliance, the bank waived all financial covenants in default. In addition, the Company has a capital lease line of $1,700,000 which was fully utilized as of August 2, 1997.

NOTE 6  STOCK OPTION PLANS

    The Company has four employees' and one non-employee Directors' stock option plans. The exercise price of options granted under any plan may not be less than 100% of the fair market value of the stock on the date of grant.

    An Incentive Stock Option Plan and a Supplemental Stock Option Plan were adopted by the Company in 1981. Total shares authorized for issuance pursuant to the Incentive Stock Option Plan and the Supplemental Stock Option Plan were 875,000 shares and 1,025,000 shares, respectively. As of August 2, 1997, options to purchase up to 30,000 shares have been granted pursuant to these plans and remain exercisable, and there are no options available for future grant under these plans. Employee stock options issued under this plan become exercisable at the rate of 25% after six months from the date of grant and 25% per year thereafter, unless determined otherwise by the Board of Directors at the time of grant. Both plans expired in October 1991. The options that have been granted under these plans expire ten years after grant.

    The Board of Directors adopted the 1990 Stock Option Plan on September 14, 1990, and it was approved by the Company's stockholders on December 14, 1990. The Company is authorized to issue options to purchase up to 900,000 shares of Company Common Stock pursuant to the 1990 Stock Option Plan. At a special meeting of the Company's stockholders held on November 10, 1995, the stockholders approved an amendment to the Company's 1990 Stock Option Plan to increase the number of shares available for issuance pursuant to this plan in conjunction with the Agreement of Merger dated August 3, 1995. The Company may now issue options to purchase an aggregate of up to 3,500,000 shares pursuant to the amended 1990 Stock Option Plan. As of August 2, 1997, options to purchase up to 2,946,686 shares have been granted pursuant to this plan, of which options to purchase up to 1,011,057 shares were

                        AMATI COMMUNICATIONS CORPORATION

                                 AUGUST 2, 1997

NOTE 6  STOCK OPTION PLANS (CONTINUED)
exercisable on such date and 3,664 shares were available for future grant under this plan. Employee stock options issued pursuant to this plan become exercisable at the rate of 25% one year from the date of the Merger and 25% per year thereafter. The maximum term of options granted under this plan is ten years.

    The Old Amati 1992 Stock Option Plan and all outstanding and unexercised options issued pursuant thereto were assumed by the Company upon consummation of the merger, as approved by the stockholders of the Company on November 20, 1995. The Company is authorized to grant options of 1,591,234 shares of Company Common Stock pursuant to this plan. As of August 2, 1997, options to purchase up to 743,051 shares of Company Common Stock have been granted, pursuant to this plan, including options to purchase up to 317,405 shares which were exercisable as of such date. There are no shares available for future grants under this plan. Employee stock options under this plan become exercisable at the rate of 25% one year from the date of grant and with respect to 1/48 of the number of shares subject to such option each month thereafter.

    On July 12, 1996, the Company adopted the 1996 Stock Option Plan, and authorized 1,000,000 shares of Company Common Stock. As of August 2, 1997, options to purchase up to 950,000 shares have been granted, of which options to purchase up to 314,125 shares were exercisable as of such date and 50,000 shares were available for future grants under this plan.

    The Company adopted a 1990 Non-Employee Directors' Stock Option Plan on September 14, 1990, which was approved by the Company's stockholders on December 14, 1990. The Company is authorized to issue options to purchase up to an aggregate of 395,000 shares of the Company's Common Stock pursuant to this plan. On the date the plan was adopted, each non-employee Director then in office was granted an option to purchase up to 25,000 shares of Common Stock of the Company. Each person who is elected for the first time to be a non-employee Director will automatically be granted an option to purchase 25,000 shares of the Company's Common Stock pursuant to this plan, which options will be immediately exercisable. On December 2, 1993, the plan was amended to reduce by 150,000 shares the number of shares available for issuance pursuant to the plan, leaving 245,000 shares available for grant under this plan. As of August 2, 1997, options to purchase up to 102,500 shares have been granted pursuant to this plan, of which options to purchase up to 80,000 shares were exercisable as of such date and 25,000 shares were available for future grants under this plan. On September 1 of each year commencing September 1, 1991, an option to purchase 10,000 shares of the Company's common stock are automatically granted to each non-employee Director then in office. Beginning with grants made to each continuing non-employee Director in office on September 1, 1996, each person shall receive an option to purchase up to 20,000 shares of the Company's Common Stock. Grants are automatically made annually under this plan. These options become exercisable at the rate of 25% after six months from the date of grant and 25% per year thereafter. These options expire ten years after grant.

    In accordance with the disclosure requirements of SFAS No. 123, if the Company had elected to recognize compensation cost based on the fair value of the options granted at grant date as prescribed, income and earnings per share would have been reduced to the pro forma amounts indicated in the table below. The pro forma effect on net income for fiscal 1996 and 1997 is not representative of the pro forma

                        AMATI COMMUNICATIONS CORPORATION

                                 AUGUST 2, 1997

NOTE 6  STOCK OPTION PLANS (CONTINUED)
effect on net income in future years because it does not take into consideration pro forma compensation expense related to grants made prior to fiscal 1996.

                                                                            1996       1997
                                                                          ---------  ---------
                                                                             (IN THOUSANDS,
                                                                            EXCEPT PER SHARE
                                                                                AMOUNTS)
Net loss--as reported...................................................  $  34,078  $  12,243
Net loss--pro forma.....................................................  $  37,116  $  18,336
Loss per share--as reported.............................................  $    2.21  $     .66
Loss per share--pro forma...............................................  $    2.40  $     .98

    The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions:

Expected dividend yield.......................................     0.0%
Expected stock volatility.....................................    112.28%
                                                                  5.62 -
Risk-free interest rate.......................................     6.52%
Expected life of options from grant date......................    4 years

    The weighted average fair value of options granted during 1996 and 1997 were $5.39 and $11.55 per share, respectively.

    Stock option activity under these plans was as follows:

                                                                    OPTIONS     OPTION PRICE
                                                                  OUTSTANDING    PER SHARE
                                                                  -----------  --------------
Balance, July 30, 1994..........................................   1,095,275
Granted.........................................................     160,000   $ 1.19 - $2.03
Exercised.......................................................    (150,250)  $ 0.75 - $1.53
Canceled........................................................     (66,100)  $ 0.75 - $1.88
                                                                  -----------

                                                                             WEIGHTED AVERAGE
                                                                              EXERCISE PRICE
                                                                             -----------------
Balance, July 29, 1995........................................    1,038,925      $    1.09
Granted.......................................................    4,876,145      $    6.61
Exercised.....................................................   (1,238,077)     $    6.64
Canceled......................................................      (28,444)     $    1.09
                                                                -----------
Balance, July 27, 1996........................................    4,648,549      $    5.67
Granted.......................................................      765,250      $   15.06
Exercised.....................................................     (594,836)     $    5.36
Canceled......................................................      (46,726)     $    6.57
                                                                -----------
Balance, August 2, 1997.......................................    4,772,237      $    6.40
                                                                -----------
                                                                -----------

                        AMATI COMMUNICATIONS CORPORATION

                                 AUGUST 2, 1997

NOTE 6  STOCK OPTION PLANS (CONTINUED)
    The following table summarizes information about fixed stock options outstanding at August 2, 1997:

                              OPTIONS OUTSTANDING
                   -----------------------------------------    OPTIONS EXERCISABLE
                                   WEIGHTED                   -----------------------
                                    AVERAGE       WEIGHTED                 WEIGHTED
                                   REMAINING       AVERAGE                  AVERAGE
RANGE OF             NUMBER       CONTRACTUAL     EXERCISE      NUMBER     EXERCISE
EXERCISE PRICES    OUTSTANDING       LIFE           PRICE     EXERCISABLE    PRICE
- - -----------------  -----------  ---------------  -----------  ----------  -----------
$ 0.01 - $ 1.22       248,890           6.15      $    0.52      161,041   $    0.69
$ 1.28 - $ 4.19       678,912           7.20      $    1.40      403,602   $    1.39
$ 4.25 - $ 4.94     2,026,735           8.33      $    4.77      587,520   $    4.66
$ 6.63 - $10.75     1,186,325           8.62      $    8.43      458,075   $    7.91
$10.88 - $24.75       631,375           9.09      $   15.54      108,813   $   15.81
                   -----------           ---     -----------  ----------  -----------
$ 0.01 - $24.75     4,772,237           8.23      $    6.40    1,719,051   $    5.09
                   -----------           ---     -----------  ----------  -----------
                   -----------           ---     -----------  ----------  -----------

    On August 2, 1997, there were 4,772,237 shares of Company Common Stock reserved for issuance upon the exercise of outstanding options and 78,664 shares of Common Stock reserved for future grants under all stock option plans.

NOTE 7  INCOME TAXES

    As of August 2, 1997, the Company's tax net operating loss carryforwards for federal tax purposes were approximately $45,066,000. The United States Tax Reform Act of 1986 contains provisions which limit the amount of net operating loss carryforwards which may be utilized in any given fiscal year when a significant change in ownership interest occurs. These carryforwards expire in various amounts through fiscal 2012. The Company also has certain tax credit carryforwards of $1,650,000 which expire in various amounts through the year 2012. The United States Tax Reform Act of 1986 contains provisions that may limit the net operating loss carryforwards and research and development credits available to be used in any given year should certain events occur.

    The Company has an additional $2,234,000 of net operating loss carryforwards which were acquired in connection with a fiscal 1988 acquisition. The change in ownership of the acquired company will affect the availability and timing of the amount of prior losses to be used to offset taxable income in future years. These carryforwards expire in various amounts through the year 2005.

    As of August 2, 1997, the Company also has net operating loss carryforwards of approximately $10,000,000 available to offset future California state taxable income. These carryforwards expire in various amounts through the year 2002. The Company also has certain California tax credit carryforwards of $330,000.

                        AMATI COMMUNICATIONS CORPORATION

                                 AUGUST 2, 1997

NOTE 7  INCOME TAXES (CONTINUED)
    The provision for income taxes is as follows (in thousands):

                                                                   JULY 29,     JULY 27,     AUGUST 2,
                                                                     1995         1996         1997
                                                                  -----------  -----------  -----------
Provision for income taxes:
  Current federal...............................................   $      39    $      17    $  --
  Current state.................................................          58           26       --
                                                                         ---          ---   -----------
  Total provision for income taxes..............................   $      97    $      43    $  --
                                                                         ---          ---   -----------
                                                                         ---          ---   -----------

    The difference between the Company's effective income tax rate and the Federal statutory rate is as follows:

                                                                 JULY 29,      JULY 27,     AUGUST 2,
                                                                   1995          1996          1997
                                                               ------------  ------------  ------------
 Statutory federal income tax rate...........................          34%         (34)%         (34)%
  State income tax rate, net of federal benefit..............           7            7            (6)
  Change in valuation allowance..............................         (36)          32            40
                                                                      ---          ---         -----
  Income tax rate............................................           5%          5%          --
                                                                      ---          ---         -----
                                                                      ---          ---         -----

    The major components of the net deferred tax asset are as follows (in thousands):

                                                                          JULY 27,    AUGUST 2,
                                                                            1996        1997
                                                                          ---------  -----------
Deferred tax assets:
  Cumulative temporary differences......................................  $   1,468   $   3,056
  Tax credits...........................................................      1,395       1,839
  Net operating loss carryforwards......................................      9,496      16,693
  Other accruals........................................................        118      --
                                                                          ---------  -----------
    Total assets........................................................     12,477      21,588
  Valuation allowance...................................................    (12,392)    (21,427)
                                                                          ---------  -----------
  Net deferred income tax asset.........................................         85         161
Less deferred tax liabilities:
  Capitalized software expenditures.....................................         85         161
                                                                          ---------  -----------
    Total liabilities...................................................         85         161
                                                                          ---------  -----------
Total net deferred tax assets...........................................  $       0   $       0
                                                                          ---------  -----------
                                                                          ---------  -----------

NOTE 8  NET INCOME (LOSS) PER SHARE

    Net income (loss) per share is based on the weighted average number of shares outstanding of common stock and common stock equivalents (when dilutive) using the treasury stock method. No

                        AMATI COMMUNICATIONS CORPORATION

                                 AUGUST 2, 1997

NOTE 8  NET INCOME (LOSS) PER SHARE (CONTINUED)
common stock equivalents have been included in 1996 and 1997 because the effect would be to decrease the loss per share.

    In February 1997, the FASB issued Statement of Financial Accounting Standards No. 128 ("SFAS No. 128"), "Earnings Per Share", which simplifies the standards for computing earnings per share previously found in Accounting Principles Board Opinion No. 15 ("APB No. 15"). SFAS No. 128 replaces the presentation of primary earnings per share with a presentation of basic earnings per share, which excludes dilution. SFAS No. 128 also requires dual presentation of basic and diluted earnings per share on the face of the income statement for all entities with complex capital structures and requires a reconciliation. Diluted earnings per share is computed similarly to fully diluted earnings per share pursuant to APB No. 15. SFAS No. 128 must be adopted for financial statements issued for periods ending after December 15, 1997, including interim periods; earlier application is not permitted. SFAS No. 128 requires restatement of all prior period earnings per share presented. The Company does not anticipate that SFAS No. 128 will have a material impact on its earnings per share calculation.

NOTE 9  LEASE COMMITMENTS

    Future minimum lease payments under capital leases, together with the present value of those payments and the aggregate annual rental commitments under non-cancelable operating leases as of August 2, 1997, are shown as follows:

                                                                               OPERATING LEASES
                                                                          --------------------------
                                                                                          RENTALS
                                                                                        RECEIVABLE
                                                                CAPITAL     RENTAL         UNDER
FISCAL YEAR                                                     LEASES     PAYMENTS      SUBLEASES
- - -------------------------------------------------------------  ---------  -----------  -------------
1998.........................................................  $   1,019   $   1,027     $     258
1999.........................................................      1,019       1,033           252
2000.........................................................        866         862        --
2001.........................................................        433         886        --
2002.........................................................         88          97        --
Thereafter...................................................     --             621        --
                                                               ---------  -----------        -----
Total minimum lease payments.................................  $   3,425   $   4,526     $     510
                                                                          -----------        -----
                                                                          -----------        -----
Less amount representing interest............................       (611)
                                                               ---------
Present value of future minimum lease payments...............  $   2,814
                                                               ---------
                                                               ---------

    Total rent expense for all operating leases amounted to approximately $1,038,000, $971,000 and $1,623,000 in fiscal 1995, 1996 and 1997, respectively.
Rent expense in fiscal 1995, 1996 and 1997 is before sublease income of $297,000, $137,000 and $333,000.

NOTE 10  LITIGATION

    In November 1993, an action was brought against the Company for damages related to the use of the Company's products. The plaintiff filed a suit claiming repetitive stress injuries resulting from the use of

                        AMATI COMMUNICATIONS CORPORATION

                                 AUGUST 2, 1997

NOTE 10  LITIGATION (CONTINUED)
the Company's product in the course of employment with American Airlines from the period May 1981 through July 1991. The plaintiff alleges damages in the amount of $1 million and seeks punitive damages of $10 million. The Company believes that the claim is without merit and has tendered defense of this action to its insurance carriers. In the opinion of management, the outcome of this litigation will not have a material adverse effect on the Company's financial position or its results of operations.

NOTE 11  SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)

    Quarterly information is for the years ended July 27, 1996 and August 2, 1997.

                                                                              FISCAL 1996 QUARTER ENDED
                                                                 ---------------------------------------------------
                                                                  OCTOBER 28,   JANUARY 27,   APRIL 27,   JULY 27,
                                                                     1995           1996        1996        1996
                                                                 -------------  ------------  ---------  -----------
                                                                        (IN THOUSANDS, EXCEPT PER SHARE DATA)
Net Sales......................................................    $   3,354     $    2,524   $   3,756   $   2,451
Gross Profit...................................................    $   1,514     $      978   $   1,576   $     613
Net Income (Loss)..............................................    $     816     $  (32,199)  $    (498)  $  (2,197)
Net Income (Loss) Per Share....................................    $    0.07     $    (2.12)  $   (0.03)  $   (0.13)


                                                                              FISCAL 1997 QUARTER ENDED
                                                                 ---------------------------------------------------
                                                                  NOVEMBER 2,   FEBRUARY 1,    MAY 3,     AUGUST 2,
                                                                     1996           1997        1997        1997
                                                                 -------------  ------------  ---------  -----------
                                                                        (IN THOUSANDS, EXCEPT PER SHARE DATA)
Net Sales......................................................    $   4,513     $    3,012   $   3,663   $   2,012
Gross Profit...................................................    $   2,426     $      899   $   1,621   $  (1,300)
Net Loss.......................................................    $    (746)    $   (2,786)  $  (2,293)  $  (6,418)
Net Loss Per Share.............................................    $   (0.04)    $    (0.15)  $   (0.12)  $  ( 0.33)

NOTE 12  ACQUISITION OF OLD AMATI

    On November 28, 1995, the Company acquired all of the outstanding shares of Amati Communications Corporation ("Old Amati") for approximately $29.5 million. The purchase price consisted of the issuance of 2.6 million shares of the Company's Common Stock in exchange for all shares of Old Amati common stock, 1.5 million shares of the Company's Common Stock in exchange for all shares of Old Amati Series A preferred stock, Warrants for the purchase of up to 1.1 million shares of the Company's Common Stock in exchange for all Old Amati warrants, and options to purchase up to 1.6 million shares of the Company's Common Stock in exchange for all options to purchase Old Amati common stock. The purchase price also includes registration and other acquisition costs of $0.8 million, total cash advances to Old Amati prior to the merger of $5.6 million and is net of the estimated proceeds from the assumed exercise of Old Amati options and warrants of $3.3 million.

    The transaction was accounted for using the purchase method of accounting. The Company allocated the purchase price to the net assets based upon their estimated fair values. The fair values of tangible assets acquired and liabilities assumed were $1.2 million and $3.2 million, respectively. The balance of the purchase price, $31.6 million, was charged to earnings to write-off in-process research and development that had not reached technological feasibility and had no alternative future uses.

                        AMATI COMMUNICATIONS CORPORATION

                                 AUGUST 2, 1997

NOTE 12  ACQUISITION OF OLD AMATI (CONTINUED)
    The following table reflects unaudited pro forma combined results of operations of the Company and Old Amati on the basis that the acquisition had taken place and the related charge, noted above, was recorded at the beginning of the fiscal year of the period presented:

                                                                       TWELVE MONTHS ENDED
                                                                    --------------------------
                                                                      JULY 29,      JULY 27,
                                                                        1995          1996
                                                                    ------------  ------------
                                                                     (IN THOUSANDS EXCEPT PER
                                                                           SHARE DATA)
Revenues..........................................................   $   13,092    $   13,512
Net Loss..........................................................   $  (35,666)   $  (36,527)
Net Loss per Share................................................   $    (2.21)   $    (2.15)
Number of shares used in computation..............................       16,146        17,008

    In management's opinion, the unaudited pro-forma combined results of operations are not necessarily indicative of the actual results that would have occurred had the acquisition been consummated at the beginning of 1996 or of future operations of the combined companies under the ownership and management of the Company.

Unaudited Financial Information
Amati Communications Corporation Unaudited Consolidated
Condensed Balance Sheet as of November 1, 1997 and
Statements of Operations and Cash Flows for the three months ended November 1, 1997 and November 2, 1996.

             FINANCIAL STATEMENTS
             --------------------

                           AMATI COMMUNICATIONS CORPORATION
                   CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                        (In thousands, except per share data)

                                                    THREE MONTHS ENDED
                                                  -------------------------
                                                  NOVEMBER 1,   NOVEMBER 2,
                                                     1997          1996
                                                  -----------   -----------
     Net sales                                     $  4,702       $  4,513
     Cost of sales                                    4,678          2,087
                                                   --------       --------
        Gross margin                                     24          2,426
                                                   --------       --------
     Operating expenses:
        Research and development                      2,323          1,751
        Marketing and sales                           1,043            557
        General and administrative                      905            720
        Other                                           105            128
                                                   --------       --------
              Total operating expenses                4,376          3,156
                                                   --------       --------
              Loss from operations                   (4,352)          (730)
                                                   --------       --------
     Other income (expense):
        Interest income                                  15              1
        Interest expense                               (105)           (17)
                                                   --------       --------
              Total other income (expense)              (90)           (16)
                                                   --------       --------
              NET LOSS                            $  (4,442)      $   (746)
                                                   --------       --------
                                                   --------       --------
              NET LOSS PER SHARE                   $  (0.23)      $  (0.04)
                                                   --------       --------
                                                   --------       --------
     Weighted Average Number of
     Common Shares and Common
     Share Equivalents                               19,727         17,719
                                                   --------       --------
                                                   --------       --------


              The accompanying notes are an integral part of these
                  consolidated condensed financial statements.

                           AMATI COMMUNICATIONS CORPORATION
                        CONSOLIDATED CONDENSED BALANCE SHEETS
                                    (In thousands)

                                                  NOVEMBER 1,     AUGUST 2,
                                                     1997           1997
                                                  -----------     ---------
    ASSETS
    ------

    Current assets:
       Cash and cash equivalents                    $ 1,844      $   791
       Short term investments                           709          709
       Accounts receivable, less allowance of
         $30 in 1998 and 1997                         3,166        1,369
       Stock subscriptions receivable                   ---        2,500
       Inventories                                    2,810        3,055
       Other current assets                           1,082          858
                                                    -------      -------
           Total current assets                       9,611        9,282

    Equipment and leasehold improvements - net        5,968        5,801
                                                    -------      -------
       TOTAL ASSETS                                 $15,579      $15,083
                                                    -------      -------
                                                    -------      -------

    LIABILITIES AND STOCKHOLDERS' EQUITY
    ------------------------------------
    Current liabilities:
       Notes payable - bank                         $   428      $   428
       Accounts payable and accrued expenses          4,838        3,326
       Accrued employee compensation                  1,121        1,035
       Bridge loan payable                            3,050          ---
       Current maturities of capitalized
         lease obligations                              769          728
                                                    -------      -------
            Total current liabilities                10,206        5,517
                                                    -------      -------
    Long-term liabilities:
       Long term portion of deferred revenue          2,100        2,000
       Capitalized lease obligations, net of
         current maturities                           2,033        2,086
       Obligations under lease commitments              454          454
                                                    -------      -------
           Total long-term liabilities                4,587        4,540
                                                    -------      -------
    Stockholders' equity                                786        5,026
                                                    -------      -------

       TOTAL LIABILITIES AND STOCKHOLDERS'
         EQUITY                                     $15,579      $15,083
                                                    -------      -------
                                                    -------      -------

              The accompanying notes are an integral part of these
                  consolidated condensed financial statements.

                           AMATI COMMUNICATIONS CORPORATION
                   CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
                                    (In thousands)

                                                    THREE MONTHS ENDED
                                                 ----------------------------
                                                 NOVEMBER 1,      NOVEMBER 2
                                                    1997             1996
                                                 -----------      -----------
Cash flows from operating activities:
    NET LOSS                                        $(4,442)       $  (746)
    Adjustments to reconcile net loss to net
     cash used for operating activities:
         Depreciation and amortization                  425            164
         Loss on retirement of capital equipment        ---             51
         Increase in accounts receivable             (1,797)        (2,683)
         Decrease (increase) in inventories             245           (233)
         Increase in other assets                      (224)           (52)
         Increase in accounts payable, accrued
             expenses and employee compensation       1,699          2,063
                                                    -------        -------
         NET CASH USED FOR OPERATING ACTIVITIES      (4,094)        (1,436)
                                                    -------        -------
Cash flows from investing activities:
     Purchase of equipment and leasehold
       improvements                                    (408)        (1,415)
                                                    -------        -------
        NET CASH USED FOR INVESTING ACTIVITIES         (408)        (1,415)
                                                    -------        -------

Cash flows from financing activities:
     Payments on capital lease obligations             (197)           ---
     Proceeds from bridge loan                        3,050            ---
     Proceeds from equity financing, net of
       issuance costs                                 2,464          5,000
     Proceeds from exercise of stock
       options/warrants                                 238             72
                                                    -------        -------
        NET CASH PROVIDED BY FINANCING ACTIVITIES     5,555          5,072
                                                    -------        -------

NET INCREASE IN CASH AND CASH EQUIVALENTS             1,053          2,221
BEGINNING BALANCE - CASH AND CASH EQUIVALENTS           791            886
                                                    -------        -------
ENDING BALANCE - CASH AND CASH EQUIVALENTS          $ 1,844        $ 3,107
                                                    -------        -------
                                                    -------        -------

Supplemental disclosures of cash flow information:
    Cash paid during the period for interest        $    94        $    55
                                                    -------        -------
                                                    -------        -------


              The accompanying notes are an integral part of these
                  consolidated condensed financial statements.

                           AMATI COMMUNICATIONS CORPORATION
                 NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                   NOVEMBER 1, 1997

NOTE A - BASIS OF PRESENTATION

The accompanying unaudited consolidated condensed financial statements have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission and do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring entries) considered necessary for a fair presentation have been included. For further information, refer to the financial statements and footnotes included in the Company's Annual Report on Form 10-K for the year ended August 2, 1997. The results for the period are not necessarily indicative of results for the full fiscal year.

NOTE B - NET LOSS PER SHARE

Net loss per share is based on the weighted average number of shares outstanding of common stock. No common stock equivalents have been included in fiscal years 1998 and 1997 because the effect would decrease the loss per share.

In February 1997, the FASB issued SFAS No. 128, Earnings Per Share, which simplifies the standards for computing earnings per share previously found in Accounting Principles Board Opinion ("APB") No. 15. SFAS No. 128 replaces the presentation of primary earnings per share with a presentation of basic earnings per share, which excludes dilution. SFAS No. 128 also requires dual presentation of basic and diluted earnings per share on the face of the income statement for all entities with complex capital structures and requires reconciliation. Diluted earnings per share are computed similarly to fully diluted earnings per share pursuant to APBO No. 15. SFAS No. 128 must be adopted for financial statements issued for periods ending after December 15, 1997, including interim periods, earlier application is not permitted. SFAS No. 128 requires restatement of all prior period earnings per share presented. The Company does not anticipate that SFAS No. 128 will have a material impact on its earnings per share calculation.

NOTE C - INVENTORIES

Inventories are stated at the lower of cost (first-in, first-out) or market and are comprised of the following:

                                      NOVEMBER 1, 1997          AUGUST 2, 1997
                                      ----------------          --------------

       Finished goods                     $  137                   $  448
       Work in process                     1,710                    1,783
       Purchased and service parts           963                      824
                                          ------                   ------
                                          $2,810                   $3,055
                                          ------                   ------
                                          ------                   ------

                           AMATI COMMUNICATIONS CORPORATION
                 NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                   NOVEMBER 1, 1997

NOTE D - PROPOSED MERGER

On September 30, 1997, the Company and Westell Technologies, Inc. entered into a proposed merger wherein Amati would have become a wholly owned subsidiary of Westell Technologies, Inc.

Holders of outstanding Amati Common Stock were to receive in exchange for each share, 0.9 shares of Westell Class A Common Stock. Under the provisions of a Loan and Security Agreement dated September 30, 1997, Westell Technologies, Inc. could extend financing to the Company of up to $5,000,000 secured by a promissory note due on or before September 30, 1999 with interest payable at the following rates: prime plus 2% for the first $1 million and prime plus 21/2% for all borrowings in excess of $1 million. As of November 1, 1997, $3,050,000 was outstanding under the Westell Loan, subsequently increased to $3,550,000.

Following the end of the current fiscal quarter, the Company terminated the agreement with Westell Technologies, Inc. paying a $14.8 million fee in connection with such termination. On November 19, 1997 the Company entered into an Agreement and Plan of Merger with Texas Instruments, Incorporated ("TI") providing for an all-cash tender offer for all outstanding shares of the Company's Common Stock at $20 per share to commence on November 25, 1997 and ending on December 23, 1997, unless extended. Following completion of the tender offer, and upon consummation of a merger with a wholly owned subsidiary of TI, the Company will become a wholly owned subsidiary of TI.

Under the provisions of a Loan and Security Agreement dated November 19, 1997, Texas Instruments agreed to grant a term loan in the amount of $14,774,000 and a revolving loan in the amount of $5,000,000 to the Company secured by a promissory note due September 30, 1999 with interest at the rate of prime plus 2%. As of December 5, 1997, $18,763,000 was outstanding under the TI loan. Proceeds from these borrowings were used to repay in full all amounts owing to Westell under the Loan and Security Agreement dated September 30, 1997, all amounts owing to the Silicon Valley Bank under its revolving line of credit agreement, and to pay a termination fee to Westell Technologies, Inc.





Texas Instruments Incorporated Pro Forma Condensed Combined
Statement of Operations (unaudited) for the year ended
December 31, 1997.






                                 TEXAS INSTRUMENTS INCORPORATED
                     UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS (a)
                              FOR THE YEAR ENDED DECEMBER 31, 1997
                        (In millions of dollars, except per-share amounts)



                                                                           Pro Forma
                                          Historical                       Adjustments
                                            Texas           Amati            for the
                                         Instruments    Communications	   Acquisition of    Pro Forma
                                         Incorporated   Corporation (d)       Amati         Combined
                                       --------------  ----------------  ------------   --------------
Net revenues                           $      9,750       $       13     $        --    $     9,763
Operating costs and expenses:
  Cost of revenues                            6,067               12     (b)       6          6,085
  Research and development                    1,536                9     (c)    (461)         1,084
  Marketing, general and administrative       1,532                8              --          1,540
                                          ----------       ----------       ----------    ----------
    Total                                     9,135               29             455          8,709

Profit (loss) from operations                   615              (16)            455          1,054
Other income (expense) net                      192               --              --            192
Interest on loans                                94               --              --             94
                                          ----------       ----------      ----------     ----------
Income (loss) from continuing
  operations before provision for
  income taxes and extraordinary item           713              (16)            455          1,152
Provision for income taxes                      411               --     (b)      (2)           409
                                          ----------       ----------      ----------     ----------
Income (loss) from continuing
  operations before extraordinary item   $        302       $      (16)    $       457    $       743
                                          ==========       ==========      ==========      ==========

Diluted earnings per common share
  from continuing operations before
  extraordinary item                     $     0.76                                       $    1.87
                                             =======                                         =======

Basic earnings per common share
  from continuing operations before
  extraordinary item                     $     0.78                                       $    1.93
                                             =======                                         =======



See accompanying notes to unaudited pro forma combined statement of operations


TEXAS INSTRUMENTS INCORPORATED

NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS


BASIS OF PRESENTATION

The accompanying unaudited pro forma combined statement of operations for the year ended December 31, 1997 gives effect to the acquisition of Amati Communications Corporation (Amati) by the Registrant as if the acquisition had occurred on January 1, 1997.

The pro forma information is based on the audited consolidated statement of operations of the Registrant for the year ended December 31, 1997, and the unaudited consolidated statement of operations of Amati for the year ended November 1, 1997.

This pro forma combined statement of operations has been prepared by management and may not be indicative of the results of operations that actually would have occurred if the combination had been in effect on the dates indicated or which may be obtained in the future.

This pro forma statement should be read in conjunction with the audited financial statements and related notes of the Registrant as of and for the year ended December 31, 1997 and the audited financial statements and related notes of Amati included herein.

(a) A pro forma combined balance sheet is not presented herein because the assets and liabilities of Amati are reflected in the Registrant's consolidated balance sheet as of December 31, 1997, included in its Form 10-K filed February 23, 1998.

(b) To reflect the acquisition of Amati by the Registrant, the acquired intangibles were estimated as follows (in millions of dollars):

Purchase price                                                $     468
     Estimated acquisition costs                                          48
                                                                      ------
                                                                         516
     Less: Assets acquired                                                13
           Acquired in-process R&D immediately expensed
              in the period of acquisition                               461
                                                                      ------
     Acquired intangibles                                          $      42

The amortization of the acquired intangibles of $42 million and the related deferred income tax effect resulting from the acquisition of Amati over the weighted average estimated useful life of 9 years is included as a pro forma adjustment.


(c) To eliminate the acquired in-process R&D expense of $461 million.

(d) Because Amati's year-end of August 2, 1997 was not within 93 days of the Registrant's December 31, 1997 year-end, Amati's operating results for the three months ended November 2, 1996 were excluded from its audited consolidated statement of operations for the year ended August 2, 1997, and its audited operating results for the three months ended November 1, 1997 were included, resulting in an unaudited presentation of operating results for the year ended November 1, 1997.